SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

The purpose of this amendment is to file corrected versions of the exhibits. The exhibits previously filed inadvertently did not conform to the press release as issued and the report sent to the shareholders.

Item 7.         Financial Statements and Exhibits.

               Exhibit

               99.1     Press release dated October 17, 2003.

               99.2     Report to Shareholders dated October 17, 2003.

Item 12.         Results of Operations.

               On October 17, 2003, Fentura Financial, Inc. issued a press release announcing third quarter earnings. A copy of the press release is attached as Exhibit 99.1.

               On October 17, 2003, Fentura Financial, Inc. sent a third quarter report to their shareholders. A copy of that report is attached as Exhibit 99.2.

               The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Name: Donald L. Grill Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated October 17, 2003.

Exhibit 99.2	Report to Shareholders dated October 17, 2003

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 October 17, 2003

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES THIRD QUARTER 2003 RESULTS

        Fentura Financial, Inc. announced third quarter earnings of $1,167,000 or $0.68 per share, an increase of $240,000 or 25.9% over the $927,000 achieved during the third quarter of 2002. On a year-to-date basis, Fentura income of $2,898,000 or $1.69 per share reflects a 26.2% increase over the $2,296,000 achieved through the third quarter of 2002.

        The earnings increase for the quarter and on a year-to-date basis reflects continued improvement in net interest income and a substantial increase in non interest income. Deposit account revenue and gains from the sale of residential mortgage loans sold into the secondary market were the primary source for the improvement in non interest income for the quarter and on a year-to-date basis.

        At the September quarter end, total assets reached $424,890,000, an increase of $96,813,000 over the level reported at September 30, 2002. Non interest bearing deposits increased more than $10,000,000 while total deposits increased approximately $83,944,000. The total deposit increase included a $22,000,000 temporary municipal deposit which is not expected to remain with the bank long term. Total loans increased approximately $15,000,000 over the prior year with most of the growth occurring in the commercial loan portfolio. The remaining funding increase was allocated to the investment portfolios of the subsidiary banks.

        Fentura Financial, Inc. is a financial holding company headquartered in Fenton, Michigan. Affiliates include The State Bank with offices serving Fenton, Linden, Holly and Grand Blanc; and Davison State Bank with offices serving the Davison area. Fentura Financial, Inc. shares are publicly traded “over the counter” under the “FETM” trading symbol.

# # #

Letter to Shareholders

        I am pleased to report third quarter earnings of $1,167,000 or $0.68 per share, an increase of $240,000 or 25.9% over the $927,000 achieved during the third quarter of 2002. On a year-to-date basis, Fentura income of $2,898,000 or $1.69 per share reflects a 26% increase over the $2,296,000 achieved in the same quarter of 2002.

        The earnings increase for the quarter and on a year-to-date basis reflects continued improvement in net interest income and a substantial increase in non interest income. Deposit account revenue and gains from the sale of residential mortgage loans sold into the secondary market were the primary source for the improvement in non interest income for the quarter and on a year-to-date basis.

        At the September quarter end, total assets reached $424,890,000, an increase of $96,813,000 over the level reported at September 30, 2002. Non interest bearing deposits increased more than $10,000,000 while total deposits increased approximately $83,944,000. The total deposit increase included a $22,000,000 temporary municipal deposit which is not expected to remain with the bank long term. Total loans increased approximately $15,000,000 over the prior year with most of the growth occurring in the commercial loan portfolio. The remaining funding increase was allocated to the investment portfolios of the subsidiary banks.

        We are particularly pleased with the deposit growth achieved at both The State Bank and Davison State Bank during the past year. Surpassing $400,000,000 in total assets represented achievement of another major milestone for Fentura. Davison State Bank is rapidly approaching $50,000,000 in total assets and the two new Grand Blanc offices established by The State Bank are both surpassing original growth projections. Additionally, The State Bank plans to open a new Grand Blanc Loan Production Office during the forth quarter of 2003.

        We are optimistic about improving trends in the economy and our future performance as we proceed into the fourth quarter and move into 2004.

        As always, we appreciate your continued support of The State Bank, Davison State Bank and Fentura Financial, Inc.

Donald L. Grill
President and CEO

Consolidated Statement of Income Three Months Ended September 30 (Unaudited)

(000’s omitted)

INTEREST INCOME	2003	2002
Interest and fees on loans	$3,925	$4,024
Interest and dividends on securities:
Taxable	587	247
Tax-exempt	175	167
Interest on short-term securities	86	116

Total interest income	4,773	4,554

INTEREST EXPENSE
Deposits	1,368	1,375
Borrowings	81	25

Total interest expense	1,449	1,400

NET INTEREST INCOME	3,324	3,154
Provision for loan losses	122	107

Net interest income after
provision for loan losses	3,202	3,047

NONINTEREST INCOME
Service charges on deposit accounts	964	661
Trust income	140	147
Gain on sale of loans	373	270
Other operating income	330	311
Investment gains	-	-

	1,807	1,389

NONINTEREST EXPENSE
Salaries and benefits	1,818	1,665
Occupancy of bank premises	275	267
Equipment expense	365	376
Other operating expenses	967	794

Total non interest expense	3,425	3,102

NET INCOME BEFORE TAXES
	1,584	1,334
Applicable income taxes	417	407

NET INCOME	$1,167	$927

Per share amounts:
Net income - basic	$0.68	$0.53
Net income - diluted	$0.68	$0.53

Consolidated Statement of Income Nine Months Ended September 30 (Unaudited)

(000’s omitted)

INTEREST INCOME	2003	2002
Interest and fees on loans	$11,827	$11,909
Interest and dividends on securities:
Taxable	1,247	781
Tax-exempt	515	468
Interest on short-term securities	147	261

Total interest income	13,736	13,419

INTEREST EXPENSE
Deposits	3,957	4,259
Borrowings	131	75

Total interest expense	4,088	4,334

NET INTEREST INCOME	9,648	9,085
Provision for loan losses	1,086	209

Net interest income after
provision for loan losses	8,562	8,876

NONINTEREST INCOME
Service charges on deposit accounts	2,706	1,808
Trust income	373	426
Gain on sale of loans	1,161	562
Other operating income	1,164	817
Investment gains	31	-

	5,435	3,613

NONINTEREST EXPENSE
Salaries and benefits	5,416	4,979
Occupancy of bank premises	836	788
Equipment expense	1,088	1,122
Other operating expenses	2,753	2,334

Total non interest expense	10,093	9,223

NET INCOME BEFORE TAXES
	3,904	3,266
Applicable income taxes	1,006	970

NET INCOME	$2,898	$2,296

Per share amounts:
Net income - basic	$1.69	$1.32
Net income - diluted	$1.69	$1.32

Consolidated Statement of Condition September 30 Unaudited

(000’s omitted)

ASSETS	2003	2002
Cash and due from banks	$18,989	$18,707
Federal funds sold	25,250	25,900

Total cash and cash equivalents	44,239	44,607

Securities available for sale, at fair value	112,255	29,469
Securities held to maturity (fair value of $12,063 at Sept 30, 2003 and $13,059 at Sept. 30, 2002)	11,692	12,613

Total securities	123,947	42,082

Loans held for sale	2,174	3,477

Commercial loans	164,449	150,167
Consumer loans	54,486	59,445
Real estate loans	17,275	11,517

Total loans	236,210	221,129
Less: Allowance for loan losses	(3,244)	(3,133)

Net loans	232,966	217,996

Bank premises and equipment	9,271	9,310
Accrued interest receivable	1,845	1,597
Other assets	10,448	9,008

Total assets	$424,890	$328,077

LIABILITIES
NonInterest bearing deposits	$57,791	$47,087
Interest bearing deposits	309,603	236,363

Total deposits	367,394	283,450

Short-term borrowings	13,917	-
Other borrowings	11,108	2,628
Accrued taxes, interest and other liabilities	2,033	2,628

Total liabilities	384,452	288,702

STOCKHOLDERS’ EQUITY
Common stock - 1,705,374 issued (1,725,589 in 2002)	29,671	30,350
Retained earnings	10,711	8,776
Accumulated other comprehensive income	56	249

Total stockholders’ equity	40,438	39,375

Total liabilities and stockholder’s equity	$424,890	$328,077

Financial Highlights Six Months Ended September 30 Unaudited

(000's omitted)
	2003	2002	% Change
Net Income	$ 2,898	$ 2,296	26.22%
Return on average total equity	9.58%	7.81%	22.66%
Return on average assets	1.05%	0.99%	6.06%
Net interest margin	4.02%	4.50%	-10.67%
Efficiency ratio	66.92%	72.08%	-7.16%

Per common share:
Net Income basic	$1.69	$1.32	28.-3%
Net Income diluted	$1.69	$1.32	28.03%
Book value	$23.71	$22.82	3.90%
Market price (last trade)	$33.85	$32.00	5.87%